Proxy Card for Munder Series Trust
Munder Large-Cap Growth Fund

Proxy for Special Meeting of Shareholders – _____________, 2011

The undersigned revoke(s) all previous proxies and appoint(s) Stephen J. Shenkenberg, Amy D. Eisenbeis and Mary Ann C. Shumaker or any one of them, attorneys, with full power of substitution to vote all shares of the Munder Large-Cap Growth Fund (“Fund”) of Munder Series Trust that the undersigned is entitled to vote at the Special Meeting of Shareholders of the Fund to be held at the offices of Munder Capital Management, 480 Pierce Street, Birmingham, Michigan 48009 on ______  at _____ p.m., Eastern time, and at any adjournments or postponements thereof.

Receipt of the Notice of the Meeting and the accompanying Proxy Statement is hereby acknowledged.

Shareholder registration Printed here
PLEASE VOTE ON THE REVERSE SIDE, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE POSTAGE-PAID ENVELOPE PROVIDED.

QUESTIONS ABOUT THIS PROXY?   Should you have any questions about the proxy materials or regarding how to vote your shares, please contact our proxy information line toll-free at 1-800-XXX-XXXX. Representatives are available Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Munder Large-Cap Growth Fund Shareholder Meeting to Be Held on _______, 2011

The proxy statement for this meeting is available at: www.proxyonline.com/docs/______________

PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH

Please see the instructions below if you wish to vote by PHONE (live proxy representative or touch-tone phone), by MAIL or via the INTERNET.  Please use whichever method is most convenient for you.  If you choose to vote via the Internet or by phone, you should not mail your proxy card.  Please vote today!

PHONE:
To cast your vote by phone with a proxy voting representative, call toll-free 1-800-XXX-XXXX and provide the representative with the control number found on the reverse side of this proxy card.  Representatives are available to take your voting instructions Monday through Friday 9:00 a.m. to 10:00 p.m. Eastern Time.

NOTE: Note: Please sign your name exactly as it appears in the registration. If shares are held in the name of two or more persons, in whatever capacity, only ONE need sign. When signing in a fiduciary capacity, such as executor or attorney, please so indicate. When signing on behalf of a partnership or corporation, please indicate title.

MAIL:	To vote your proxy by mail, check the appropriate voting box on the reverse side of this proxy card, sign and date the card and return it in the enclosed postage-paid envelope.

Options below are available 24 hours a day / 7 days a week		Shareholder sign here Date

PHONE:	To cast your vote via a touch-tone voting line, call toll-free 1-866-XXX-XXXX and enter the control number found on the reverse side of this proxy card.

INTERNET:	To vote via the Internet, go to www.proxyonline.com and enter the control number found on the reverse side of this proxy card.	Joint owner sign here Date

IT IS IMPORTANT THAT PROXIES BE VOTED PROMPTLY.  EVERY SHAREHOLDER’S VOTE IS IMPORTANT.

Munder Large-Cap Growth Fund

CONTROL NUMBER
123456789123

WE NEED YOUR PROXY VOTE AS SOON AS POSSIBLE.   YOUR
PROMPT ATTENTION WILL HELP TO AVOID THE EXPENSE OF
FURTHER SOLICITATION.

Remember to sign and date the reverse side before mailing in your vote.

PLEASE FOLD HERE AND RETURN THE ENTIRE CARD – DO NOT DETACH

IF NO SPECIFICATION IS MADE, BUT THE PROXY IS EXECUTED, THE PROXY WILL BE VOTED FOR THE PROPOSALS. As to any other matter, said attorneys will vote in accordance with their best judgment. THE INDEPENDENT TRUSTEES RECOMMENDS A VOTE “FOR” THE PROPOSALS.

TO VOTE, MARK A BOX BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ■
FOR	AGAINST	ABSTAIN
1.           To approve an Agreement and Plan of Reorganization providing for, among other things, (a) the acquisition of all of the assets of the Munder Large-Cap Growth Fund by the Munder Growth Opportunities Fund, a diversified series of Munder Series Trust, in exchange for corresponding or designated shares of the Munder Growth Opportunities Fund having an aggregate value equal to the net asset value of the Munder Large-Cap Growth Fund and the assumption by the Munder Growth Opportunities Fund of all liabilities of the Munder Large-Cap Growth Fund and (b) the subsequent liquidation, termination, and dissolution of the Munder Large-Cap Growth Fund.
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